Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

Chris Karkenny
Executive Vice President, Chief Financial Officer
949-639-2000

Apria Healthcare Group Inc. Announces Third Quarter 2010

Financial Results

•	Net Revenue increased 1.3% to $526.0 million over the prior year third quarter

•	Adjusted EBITDA before projected cost savings items for Q3 2010 was $86.0 million[1]

LAKE FOREST, California – November 5, 2010 – Apria Healthcare Group Inc. (“Apria”), a quality, cost-efficient provider of home healthcare products and services in the United States, today announced its financial results for the three and nine months ended September 30, 2010.

2010 Third Quarter Highlights

Net revenues increased $6.5 million, or 1.3%, to $526.0 million in the three months ended September 30, 2010 from $519.5 million in the three months ended September 30, 2009. The increase in revenue was due primarily to an increase in home infusion therapy revenue. This increase was primarily offset by a decrease in revenue due to the non-renewal or termination of, or changes to, certain payor contracts. We expect to continue to strategically evaluate our payor contracts.

Net loss for the three months ended September 30, 2010 was $0.1 million.

EBITDA for the three months ended September 30, 2010 was $67.1 million.

Adjusted EBITDA before projected cost savings items for the three months ended September 30, 2010 was $86.0 million.

[1]

This press release includes several metrics, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings items that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” section at the end of this press release for the definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings items and their reconciliation to net income (loss).

2010 First Nine Months Highlights

Net revenues decreased $5.4 million, or 0.3%, to $1,553.1 million in the nine months ended September 30, 2010 from $1,558.5 million in the nine months ended September 30, 2009. The decrease in revenue was due primarily to the non-renewal or termination of, or changes to, certain payor contracts. We expect to continue to strategically evaluate our payor contracts. The revenue decrease was partially offset by increases in home infusion therapy revenue. In addition, revenue in the nine months ended September 30, 2009 was positively impacted by the recognition of monthly rental revenue previously deferred for services that were initiated prior to certain 2009 Medicare reimbursement reductions.

Net income for the nine months ended September 30, 2010 was $2.4 million.

EBITDA for the nine months ended September 30, 2010 was $200.3 million.

Adjusted EBITDA before projected cost savings items for the nine months ended September 30, 2010 was $257.5 million.

Cash flow provided by operations for the nine months ended September 30, 2010, was $94.1 million compared to cash provided by operations of $140.1 million for the same period of 2009. The decrease in cash flow provided by operations is primarily related to an increase in accounts receivable due to delays in collections from the outsourcing of our billing and collections process.

Certain Credit Statistics

Adjusted EBITDA for the twelve months ended September 30, 2010 was $386.1 million. Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA, was 2.2x at September 30, 2010.

Cost Reduction Initiatives Update

The following table summarizes our cost reduction initiatives as of September 30, 2010:

(in millions)	As of September 30, 2010
Realized Savings to Date	$144.2
Projected Cost Savings Items Not Yet Realized	27.6

Total Expected Annual Savings	$171.8

Conference Call

As previously announced, Apria will hold a conference call to discuss its third quarter 2010 results on November 5, 2010 at 1:00 p.m. (Eastern Daylight Time). The conference call can be accessed live over the phone by dialing 866-900-5939 or, for international callers, 706-758-0130 or through the Investor Relations page of the Company’s website at www.apria.com. The passcode for the live call is Apria.

A replay of the conference call will be available one hour after the call and can be accessed by dialing 800-642-1687, or for international callers, 706-645-9291 or through the Investor Relations page of the Company’s website. The passcode for the replay is 15189214. The replay will be available until November 19, 2010.

A quarterly financial results presentation will be made available immediately prior to the call on the Investor Relations page of the Company’s website at www.apria.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Apria Healthcare Group Inc. (the “Company”) about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the caption “Risk Factors” in the Company’s quarterly report on Form 10-Q for the three and nine month periods ended September 30, 2010 (“10-Q”) filed with the Securities and Exchange Commission and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in said 10-Q. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

About Apria Healthcare Group Inc.

We are a quality, cost-efficient provider of home healthcare products and services in the United States, offering a comprehensive range of home respiratory therapy, home infusion therapy and home medical equipment services to over two million patients annually in all 50 states through approximately 500 locations. We hold market-leading positions across all of our major service lines—making us a leader in the homecare market. By targeting the managed care segment of the population, we are better positioned than many of our competitors to minimize risks associated with changes in Medicare/Medicaid reimbursement rates. We are focused on being the industry’s highest-quality provider of homecare services, while maintaining our commitment to being a low-cost operator. Our integrated product and service offerings, combined with our national scale and strong reputation, provide us with a strategic advantage in attracting customers, which include almost all of the national and regional managed care and government payors in the United States, and in retaining our referral base of more than 70,000 physicians, discharge planners, hospitals and third-party payors.

Apria Healthcare Group Inc.

Condensed Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
	(Unaudited)
	(in thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$151,798	$158,163
Short-term investments	253	23,673
Accounts receivable, less allowance for doubtful accounts of $47,859 and $39,927 at September 30, 2010 and December 31, 2009, respectively	308,392	252,133
Inventories	69,490	68,267
Deferred income taxes	88,010	87,016
Deferred expenses	3,219	3,049
Prepaid expenses and other current assets	25,112	24,362

TOTAL CURRENT ASSETS	646,274	616,663
PATIENT SERVICE EQUIPMENT, less accumulated depreciation of $134,054 and $97,874 at September 30, 2010 and December 31, 2009, respectively	175,342	198,808
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	79,221	80,227
GOODWILL	760,247	759,197
INTANGIBLE ASSETS, NET	579,992	582,259
DEFERRED DEBT ISSUANCE COSTS, NET	56,510	63,110
OTHER ASSETS	7,384	8,783

TOTAL ASSETS	$2,304,970	$2,309,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$88,835	$123,856
Accrued payroll and related taxes and benefits	62,690	66,842
Other accrued liabilities	126,531	100,768
Deferred revenue	27,176	27,253
Current portion of long-term debt	1,575	1,690

TOTAL CURRENT LIABILITIES	306,807	320,409
LONG-TERM DEBT, net of current portion	1,018,257	1,019,456
DEFERRED INCOME TAXES	264,709	259,030
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	30,892	31,421

TOTAL LIABILITIES	1,620,665	1,630,316
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value: 1,000 shares authorized; 100 shares issued at September 30, 2010 and December 31, 2009	—	—
Additional paid-in capital	687,561	684,445
Accumulated deficit	(3,256)	(5,714)

TOTAL STOCKHOLDERS’ EQUITY	684,305	678,731

	$2,304,970	$2,309,047

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
	(in thousands)
Net revenues:
Fee for service/product arrangements	$486,027	$479,193	$1,433,562	$1,434,063
Capitation arrangements	39,987	40,322	119,506	124,411

TOTAL NET REVENUES	526,014	519,515	1,553,068	1,558,474

Costs and expenses:
Cost of net revenues:
Product and supply costs	167,198	156,479	488,265	474,244
Patient service equipment depreciation	23,094	25,490	71,843	77,659
Amortization of intangible assets	—	42,200	—	42,200
Home respiratory therapy services	5,456	8,887	21,671	26,239
Nursing services	9,258	9,338	27,258	27,105
Other	2,978	3,261	9,871	8,718

TOTAL COST OF NET REVENUES	207,984	245,655	618,908	656,165
Provision for doubtful accounts	10,981	13,256	39,801	38,760
Selling, distribution and administrative	271,157	264,567	787,738	790,959
Amortization of intangible assets	1,035	(215)	3,777	2,740

TOTAL COSTS AND EXPENSES	491,157	523,263	1,450,224	1,488,624

OPERATING INCOME (LOSS)	34,857	(3,748)	102,844	69,850
Interest expense	32,736	32,055	97,971	96,624
Interest income and other	(250)	(530)	(555)	(1,021)

INCOME (LOSS) BEFORE TAXES	2,371	(35,273)	5,428	(25,753)
Income tax expense (benefit)	2,476	(12,292)	2,970	(6,310)

NET (LOSS) INCOME	$(105)	$(22,981)	$2,458	$(19,443)

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES
Net income (loss)	$2,458	$(19,443)
Items included in net income (loss) not requiring cash:
Provision for doubtful accounts	39,801	38,760
Depreciation	93,722	95,164
Amortization of intangible assets	3,777	44,940
Amortization of deferred debt issuance costs	7,919	5,503
Deferred income taxes	4,686	(11,443)
Profit interest compensation	3,194	6,165
Loss on disposition of assets and other	12,472	9,486
Other	—	(4,945)
Changes in operating assets and liabilities:
Accounts receivable	(96,060)	(23,756)
Inventories	(1,223)	1,852
Prepaid expenses and other assets	(270)	(5,647)
Accounts payable, exclusive of book-cash overdraft	2,730	(15,168)
Accrued payroll and related taxes and benefits	(4,152)	256
Income taxes payable	(2,126)	3,434
Deferred revenue, net of related expenses	(247)	(1,907)
Accrued expenses	27,357	16,843

NET CASH PROVIDED BY OPERATING ACTIVITIES	94,038	140,094

INVESTING ACTIVITIES
Purchases of patient service equipment and property, equipment and improvements	(84,682)	(101,926)
Purchases of short-term investments	(8,087)	(27,875)
Maturities of short-term investments	31,507	1,746
Proceeds from disposition of assets	634	6,828
Cash paid for acquisition	(2,260)	(1,161)

NET CASH USED IN INVESTING ACTIVITIES	(62,888)	(122,388)

FINANCING ACTIVITIES
Proceeds from ABL Facility	—	630
Payments on ABL Facility	—	(6,630)
Payments on Senior Secured Bridge Credit Agreement	—	(1,010,000)
Proceeds from issuance of Series A-1 Notes	—	700,000
Proceeds from issuance of Series A-2 Notes	—	317,500
Payments on other long-term debt	(1,314)	(2,170)
Change in book-cash overdraft included in accounts payable	(32,533)	(4,644)
Debt issuance costs	(3,590)	(18,495)
Equity contributions	—	2,075
Cash paid on profit interest units	(78)	—

NET CASH USED IN FINANCING ACTIVITIES	(37,515)	(21,734)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,365)	(4,028)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	158,163	168,018

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$151,798	$163,990

Apria Healthcare Group Inc.

3rd Quarter Financial Summary

	Three Months Ended September 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2010	2009
Net Revenue	$526.0	$519.5	$6.5	1.3%

Gross Profit	318.0	273.9	44.1	16.1%
% Margin	60.5%	52.7%

Selling, Distribution and Administrative	271.2	264.6	(6.6)	(2.5)%
% of Net Revenue	51.6%	50.9%

Adjusted EBITDA Before Projected Cost Savings Items	86.0	96.2	(10.2)	(10.6)%
% Margin	16.3%	18.5%

Net Loss	(0.1)	(23.0)	22.9	99.6%

EBITDA	67.1	69.7	(2.6)	(3.7)%

	Nine Months Ended September 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
	2010	2009
Net Revenue	$1,553.1	$1,558.5	$(5.4)	(0.3)%

Gross Profit	934.2	902.3	31.9	3.5%
% Margin	60.1%	57.9%

Selling, Distribution and Administrative	787.7	791.0	3.3	0.4%
% of Net Revenue	50.7%	50.8%

Adjusted EBITDA Before Projected Cost Savings Items	257.5	276.2	(18.7)	(6.8)%
% Margin	16.6%	17.7%

Net Income (Loss)	2.4	(19.4)	21.8	112.4%

EBITDA	200.3	210.2	(9.9)	(4.7)%

Apria Healthcare Group Inc.

3rd Quarter Financial Summary (continued)

Service Line Revenue Performance

($ in millions)
	Three Months Ended September 30,		$ Variance	% Variance
	2010	2009	Fav/(Unfav)	Fav/(Unfav)
Home Respiratory Therapy and Home Medical Equipment	$270.2	$284.6	$(14.4)	(5.1%)
Home Infusion Therapy	255.8	234.9	20.9	8.9%

Total Net Revenue	$526.0	$519.5	$6.5	1.3%

	Nine Months Ended September 30,		$ Variance	% Variance
	2010	2009	Fav/(Unfav)	Fav/(Unfav)
Home Respiratory Therapy and Home Medical Equipment	$821.7	$871.8	$(50.1)	(5.7%)
Home Infusion Therapy	731.4	686.7	44.7	6.5%

Total Net Revenue	$1,553.1	$1,558.5	$(5.4)	(0.3%)

Cash, Cash Equivalents and Short-term Investments, Capitalization & Certain Credit Statistics

The following table indicates the cash, cash equivalents and short-term investments, capitalization and certain credit statistics as of September 30, 2010:

($ in millions)	September 30, 2010
Cash, Cash Equivalents and Short-term Investments	$152.1

Debt
Asset Based Revolving Credit Facility	—
Series A-1 Notes	700.0
Series A-2 Notes	317.5
Capital Leases & Other	2.3

Total Debt	$1,019.8
Shareholders’ Equity	684.3

Total Capitalization	$1,704.1

Net Leverage Ratio Calculations
Net Debt[1]	$867.8

Adjusted EBITDA[2]	$386.1
Net Leverage Ratio[3]	2.2 x

[1]	Net debt is defined as total debt less cash, cash equivalents and short-term investments.
[2]	For the twelve months ended September 30, 2010.
[3]	Net leverage ratio is defined as the ratio of net debt to Adjusted EBITDA. The net leverage ratio calculated using Adjusted EBITDA before projected cost savings items would have been 2.4x.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

This press release includes several metrics which are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings items. EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings items are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, these measures are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings items may not be comparable to other similarly titled measures of other companies. We believe that such measures provide useful information about our financial condition and covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and in our ABL Facility to investors and we compensate for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization further adjusted to exclude certain non-cash items, costs incurred related to initiatives, other adjustment items and projected cost savings items permitted in calculating covenant compliance under the indenture governing our Series A-1 Notes and the Series A-2 Notes and the credit agreement governing our ABL Facility.

Adjusted EBITDA before projected cost savings items is defined as Adjusted EBITDA less the projected cost savings items that we expect to realize in connection with cost savings, restructuring and other similar initiatives.

The following tables provide reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings items for the periods presented to net income (loss), which we believe is the most closely comparable financial measures calculated in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,		LTM September 30,
(in millions)	2010	2009	2010	2009	2010
Net (Loss) Income	$(0.1)	$(23.0)	$2.4	$(19.4)	$18.1
Interest expense, net	32.4	31.6	97.4	95.8	129.7
Income tax expense (benefit)	2.5	(12.3)	3.0	(6.3)	0.8
Depreciation and amortization	32.3	73.4	97.5	140.1	130.4

EBITDA	67.1	69.7	200.3	210.2	279.0
Non-cash items	4.3	6.4	15.7	15.7	23.6

Costs incurred related to initiatives	12.4	18.3	33.3	44.8	45.9

Other adjustments	2.2	1.8	8.2	5.5	10.0

Adjusted EBITDA Before Projected Cost Savings Items	$86.0	$96.2	$257.5	$276.2	358.5

Projected cost savings					27.6

Adjusted EBITDA					$386.1